Exhibit 99.3

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

Defined terms included below shall have the same meaning as terms defined and included in the Registration Statement on Form S-4 (File No. 333-283900), which was declared effective by the Securities and Exchange Commission on February 14, 2025 (the proxy statement/prospectus).

For the purposes of the discussion in this section, the Reverse Stock Split at ratio of 1-for-3 has been applied, and any references herein to the Reverse Stock Split shall account for such assumption.

On December 17, 2024, Cara, Tvardi, and Merger Sub entered into the Merger Agreement, pursuant to which Merger Sub will merge with and into Tvardi, with Tvardi surviving as a wholly-owned subsidiary of Cara (such transaction, the Merger). Upon completion of the Merger, the business of Tvardi will continue as the business of the surviving corporation, referred to herein as the combined company. After the completion of the Merger, Cara will change its corporate name to Tvardi Therapeutics, Inc.

At the Closing, (i) each outstanding share of common stock of Tvardi (including the shares of common stock issuable upon conversion of all shares of preferred stock of Tvardi prior to the Merger), $0.001 par value per share (Tvardi common stock), will be converted into the right to receive 6,539,393 shares of common stock of Cara, $0.001 par value per share (Cara common stock) in the aggregate, based on an Exchange Ratio of 0.1341 (as more fully described in the section titled Merger Agreement — Merger Consideration and Exchange Ratio included in the proxy statement/prospectus), and (ii) the outstanding Convertible Notes of Tvardi will be converted into approximately 1,265,755 shares of Cara common stock, assuming interest on the Convertible Notes is accrued through an anticipated Closing of April 15, 2025 (the Anticipated Closing Date), after giving effect to the Reverse Stock Split. Cara will assume outstanding and unexercised options to purchase shares of Tvardi common stock, and in connection with the Merger, they will be converted into options to purchase shares of Cara common stock based on the Exchange Ratio. As of the Effective Time, Cara’s stockholders will continue to own and hold their then existing shares of Cara common stock, after giving effect to the Reverse Stock Split at a ratio of 1-for-3.

The Exchange Ratio reflects the final Cara Net Cash as of the Anticipated Closing Date of approximately $23.8 million (see Note 1 of the accompanying notes for additional discussion).

On December 30, 2024, Cara filed a Certificate of Amendment to its Certificate of Incorporation with the Secretary of State of the State of Delaware to effect the December Reverse Stock Split, approved by Cara’s Board on December 19, 2024. Cara’s common stock began trading on The Nasdaq Capital Market on a post-split basis as of December 31, 2024.

Cara’s stockholders have approved amendments to its amended and restated certificate of incorporation, including to effect the Reverse Stock Split and increase in authorized shares, for which approvals were also necessary to complete the transactions contemplated by the Merger Agreement. Upon the effectiveness of the amendment to the amended and restated certificate of incorporation effecting the Reverse Stock Split, the outstanding shares of Cara common stock will be combined into a lesser number of shares at a ratio of 1-for-3. For purposes of the unaudited pro forma condensed combined financial information and related notes, the Reverse Stock Split refers to a reverse stock split of Cara common stock at a ratio of 1-for-3, which Cara anticipates effecting on the Anticipated Closing Date.

The pro forma adjustments reflect (i) Cara pre-Merger accounting adjustments, referred to as “Transaction Accounting Adjustments — Asset Disposition and Other Adjustments,” that occur prior to Closing and (ii) transaction accounting adjustments, referred to as “Transaction Accounting Adjustments — Reverse Merger,” that occur in connection with the Merger.

•	“Transaction Accounting Adjustments — Asset Disposition and Other Adjustments” include (i) the wind-down of Cara’s operations, including the transfer of its lease to a third-party, (ii) the transfer of certain of Cara’s operating assets and liabilities to a third-party in connection with its APA, and (iii) other wind-down activities for Cara’s remaining operating assets and liabilities.

•	“Transaction Accounting Adjustments — Reverse Merger” includes the (i) conversion of each share of Tvardi convertible preferred stock, (ii) the conversion of the Convertible Notes (both, together with the Merger, the Transactions), and (iii) other Merger related items.

The unaudited pro forma condensed combined balance sheet combines the historical balance sheets of Cara and Tvardi as of December 31, 2024, and depicts the accounting of the Transactions under U.S. GAAP. The unaudited pro forma condensed combined statements of operations for the year ended December 31, 2024 combine the historical results of Cara and Tvardi for those periods and depict the pro forma balance sheet transaction accounting adjustments assuming that those adjustments were made as of January 1, 2024. Collectively, pro forma balance sheet transaction accounting adjustments and pro forma statements of operations transaction accounting adjustments are referred to as “transaction accounting adjustments” or “pro forma adjustments.” The unaudited pro forma condensed combined financial information was prepared pursuant to the rules and regulations of Article 11 of SEC Regulation S-X, as amended.

The unaudited pro forma condensed combined financial information and related notes have been derived from and should be read in conjunction with:

•	the historical audited financial statements for Tvardi for the years ended December 31, 2024 and 2023 and related notes included as Exhibit 99.1 of this Current Report on Form 8-K (this Report);

•	the historical audited consolidated financial statements for Cara for years ended December 31, 2024 and 2023, the related notes, and its Management’s Discussion and Analysis of Financial Condition and Results of Operations included in its Annual Report on Form 10-K filed with the SEC on March 11, 2025; and

•	Management’s Discussion and Analysis of Financial Condition and Results of Operations of Tvardi included as Exhibit 99.2 of this Report.

The unaudited pro forma condensed combined financial information is based on the assumptions and pro forma adjustments that are described in the accompanying notes. The pro forma adjustments are preliminary, subject to further revision as additional information becomes available and additional analyses are performed, and have been made solely for the purpose of providing unaudited pro forma condensed combined financial information. Differences between these estimates and the final accounting, expected to be completed after the Closing, may occur and these differences could have a material impact on the accompanying unaudited pro forma condensed combined financial information.

The unaudited pro forma condensed combined financial information does not give effect to the potential impact of current financial conditions, regulatory matters, operating efficiencies or other savings or expenses that may be associated with the integration of the two companies. The unaudited pro forma condensed combined financial information is not necessarily indicative of the financial position or results of operations in the future periods or the result that actually would have been realized had Cara and Tvardi been a combined organization during the specified periods. The actual results reported in periods following the Merger may differ significantly from those reflected in the unaudited pro forma condensed combined financial information presented herein for a number of reasons, including, but not limited to, differences in the assumptions used to prepare the unaudited pro forma condensed combined financial information.

Accounting rules require evaluation of certain assumptions, estimates, or determination of financial statement classifications. The accounting policies of Cara may materially vary from those of Tvardi. During preparation of the unaudited pro forma condensed combined financial information, management has performed a preliminary analysis and is not aware of any material differences, and accordingly, this unaudited pro forma condensed combined financial information assumes no material differences in accounting policies. Following the Merger, management will conduct a final review of Cara’s accounting policies in order to determine if differences in accounting policies require adjustment or reclassification of Cara’s results of operations or reclassification of assets or liabilities to conform to Tvardi’s accounting policies and classifications. As a result of this review, management may identify differences that, when conformed, could have a material impact on these unaudited pro forma condensed combined financial statements.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
AS OF DECEMBER 31, 2024

(In thousands, except share and per share amounts)

	Historical				As Adjusted	Historical
	6(A)					6(B)
	Cara Therapeutics, Inc.	Transaction Accounting Adjustments - Asset Disposition and Other Adjustments			Cara Therapeutics, Inc.	Tvardi Therapeutics, Inc.	Transaction Accounting Adjustments - Reverse Merger			Pro Forma Combined
Assets
Current assets:
Cash and cash equivalents	$37,903	$(2,100)	6	(a)	$36,326	$31,614	$(2,763)	6	(f)	$63,123
		4,495	6	(b)			(2,054)	6	(f)
		(3,972)	6	(d)
Accounts receivable, net - related party	407	(407)	6	(b)	-	-				-
Inventory, net	900	(900)	6	(a)	-	-				-
Other receivables	4,088	(4,088)	6	(b)	-	-				-
Prepaid expenses and other current assets	529	(529)	6	(c)	-	72				72
Total current assets	43,827	(7,501)			36,326	31,686	(4,817)			63,195
Property, equipment and improvements, net	-				-	84				84
Intangible assets, net	-				-	385				385
Operating lease right-of-use assets	-				-	216				216
Deferred offering costs	-				-	2,811	(2,811)	6	(g)	-
Other non-current assets	-				-	17				17
Total assets	$43,827	$(7,501)			$36,326	$35,199	$(7,628)			$63,897

Liabilities, Convertible Preferred Stock and Stockholders' Deficit
Current liabilities:
Accounts payable and accrued expenses	$3,972	$(3,972)	6	(d)	$-	$10,264	3,986	6	(e)	$16,339
							2,089	6	(g)
Operating lease liability - current portion	-	-			-	103				103
Total current liabilities	3,972	(3,972)			-	10,367	6,075			16,442
Liability related to sales of future royalties and milestones, net	44,448	(44,448)	6	(a)	-	-				-
Operating lease liability - net of current portion	-					201				201
Convertible Notes	-					30,259	7,276	6	(l)	-
							(37,535)	6	(l)
Total liabilities	48,420	(48,420)			-	40,827	(24,184)			16,643

Tvardi redeemable convertible preferred stock (Series A, B), $0.001 par value	-				-	85,503	(85,503)	6	(h)	-

Stockholders’ equity (deficit):
Cara preferred stock; $0.001 par value	-				-	-	-			-
Cara common stock; $0.001 par value	5				5	-	-	6	(j)	8
							(3)	6	(i)
							1	6	(l)
							(2)	6	(k)
							7	6	(k)
Tvardi common stock, $0.001 par value	-					19	30	6	(h)	-
							(49)	6	(k)
Additional paid-in capital	751,014				751,014	1,086	85,473	6	(h)	146,758
							3	6	(i)
							37,534	6	(l)
							(4,900)	6	(g)
							96	6	(j)
							(723,548)	6	(k)
Accumulated deficit	(755,612)	41,448	6	(a)	(714,693)	(92,236)	(96)	6	(j)	(99,512)
		(529)	6	(c)			(3,986)	6	(e)
							(2,763)	6	(f)
							(2,054)	6	(f)
							723,592	6	(k)
							(7,276)	6	(l)
Total stockholders' equity (deficit)	(4,593)	40,919			36,326	(91,131)	102,059			47,254
Total liabilities and stockholders' equity (deficit)	$43,827	$(7,501)			$36,326	$35,199	$(7,628)			$63,897

See accompanying Notes to the Unaudited Pro Forma Condensed Combined Financial Information.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2024

(In thousands, except share and per share amounts)

	Historical				As Adjusted	Historical
	7(A)					7(B)
	Cara Therapeutics, Inc.	Transaction Accounting Adjustments - Asset Disposition and Other Adjustments			Cara Therapeutics, Inc.	Tvardi Therapeutics, Inc.	Transaction Accounting Adjustments - Reverse Merger			Pro Forma Combined
Revenue:
Collaborative revenue	$2,086	$(2,086)	7	(b)	$-	$-	$-			$-
Commercial supply revenue	640	(640)	7	(b)	-	-				-
Clinical compound revenue	84	(84)	7	(b)	-	-				-
Other revenue	4,327	(4,327)	7	(b)	-	-				-
Total revenue	7,137	(7,137)			-	-	-			-
Operating expenses:
Cost of goods sold	620	(620)	7	(b)	-	-				-
Research and development	32,805	13	7	(a)	32,818	23,650				56,468
General and administrative	26,530	516	7	(a)	27,046	4,457	2,763	7	(c)	40,402
							2,054	7	(c)
							3,986	7	(d)
							96	7	(e)
Restructuring	5,565				5,565					5,565
Total operating expenses	65,520	(91)			65,429	28,107	8,899			102,435
Operating loss	(58,383)	(7,046)			(65,429)	(28,107)	(8,899)			(102,435)
Gain in connection with extinguishment of liability related to sales of future royalties and milestones	-	41,448	7	(b)	41,448	-				41,448
Other income (expense), net	2,828				2,828	(2,037)	(7,276)	7	(f)	(6,485)
Interest income	-				-	747				747
Impairment of long-lived assets	(4,274)				(4,274)					(4,274)
Inventory write-down	(2,963)				(2,963)					(2,963)
Non-cash interest expense on liability related to sales of future royalties and milestones	(8,473)	8,473	7	(b)	-	-				-
Loss before benefit from income taxes	(71,265)	42,875			(28,390)	(29,397)	(16,175)			(73,962)
Benefit from income taxes	398				398	-				398
Net loss	$(70,867)	$42,875			$(27,992)	$(29,397)	$(16,175)			$(73,564)

Net loss per share:
Basic and Diluted	$(15.53)					$(1.53)				$(7.87)
Weighted average shares:
Basic and Diluted	4,562,738					19,193,932				9,352,162	7	(g)

See accompanying Notes to the Unaudited Pro Forma Condensed Combined Financial Information.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

1.	Description of the Merger

Transaction

On December 17, 2024, Cara, Tvardi and Merger Sub entered into the Merger Agreement pursuant to which Merger Sub will merge with and into Tvardi, with Tvardi surviving as a wholly owned subsidiary of Cara. Subject to the terms and conditions of the Merger Agreement, at the Closing:

a)	each outstanding share of Tvardi common stock, after giving effect to the conversion of Tvardi’s preferred stock into common stock, will be converted into the right to receive a number of shares of Cara common stock, based on the Exchange Ratio;

b)	the outstanding Convertible Notes will be converted into 1,265,755 shares of Cara common stock, in accordance with the terms discussed below; and

c)	each outstanding and unexercised option to purchase shares of Tvardi common stock (Tvardi options) immediately prior to the Closing will be assumed by Cara and will be converted to an option to purchase shares of Cara common stock, with necessary adjustments to the number of shares and exercise price to reflect the Exchange Ratio.

Under the terms of the Merger Agreement, Cara’s Board will take actions to accelerate, after giving effect to the Reverse Stock Split, the vesting of (i) certain options to purchase Cara common stock held by non-executive employees or directors as of the closing of the Merger and (ii) Cara’s restricted stock units (RSUs) that vest solely on the basis of time. The options of Cara’s remaining executives will accelerate upon the closing of the Merger, pursuant to change- in-control language within the preexisting employment agreements or separation arrangements of the executives. Of the total incremental fair value associated with the modification to accelerate vesting of Cara’s options and RSUs, $0.3 million is included as consideration of the Merger and $0.1 million is included as an adjustment to the unaudited pro forma condensed combined financial information.

Immediately following the Merger, Cara stockholders as of immediately prior to the Merger are expected to own approximately 16.57% of the outstanding capital stock of the combined company on a diluted basis, and former Tvardi stockholders are expected to own approximately 83.43% of the outstanding capital stock of the combined company on a diluted basis, of which 13.53% represents Tvardi investors who participated in Convertible Notes. Tvardi stockholders are expected to receive approximately 7,805,148 shares of Cara common stock in connection with the Merger. The 7,805,148 shares are based on the number of shares of Tvardi (i) common stock outstanding immediately prior to the Merger, (ii) convertible preferred stock outstanding as of December 31, 2024, which will be converted into shares of Tvardi common stock on a one-for-one basis immediately prior to the closing of the Merger, and (iii) Convertible Notes, which will be converted into shares of Cara common stock upon the Closing (as further described below).

The following table summarizes the pro forma number of shares of common stock of the combined company outstanding following the consummation of the Transactions.

	Assuming Cara Net Cash at Closing of $23.8 Million
Equity Capitalization Summary Upon Consummation of the Merger	Number of Shares Owned	% Ownership
Tvardi stockholders	6,539,393	69.90%
Cara Therapeutic Inc. stockholders	1,550,380	16.57%
Investors participating in the Convertible Notes	1,265,755	13.53%
Total common stock of the combined company	9,355,528	100.00%

The following table summarizes the pro forma number of shares of common stock of the combined company outstanding following the consummation of the Transactions on a fully diluted basis, which includes In-the-Money Cara stock options and Tvardi options outstanding.

	Assuming Cara Net Cash at Closing of $23.8 Million
Equity Capitalization Summary (fully diluted basis)	Number of Shares Owned	% Ownership
Tvardi stockholders (including option holders)	7,267,676	72.02%
Cara Therapeutic Inc. stockholders (including In-the-Money option holders)	1,557,645	15.44%
Investors participating in the Convertible Notes	1,265,755	12.54%
Total common stock of the combined company	10,091,077	100.00%

(1)	Includes 739,207 Tvardi options outstanding as of December 31, 2024, after applying the Exchange Ratio.

(2)	Includes 7,265 In-the-Money Cara stock options, after giving effect to the Reverse Stock Split.

Consummation of the Merger is subject to certain closing conditions, including, among other things, (i) approval by the stockholders of each party of the adoption and approval of the Merger Agreement and the transactions contemplated thereby (the related approvals were received by the stockholders of each party by the time of the filing of this Current Report on Form 8-K), (ii) Nasdaq’s approval of the listing of the shares of Cara common stock to be issued in connection with the Merger, (iii) the effectiveness of a registration statement filed with the SEC in connection with the Merger (the related registration statement was declared effective by the SEC on February 14, 2025), and (iv) Cara Net Cash at the Closing of at least $18.0 million.

The pre-Merger employment agreements or Severance Plan arrangements for Cara’s remaining executives include entitlement to change-in-control and severance payments and the retention agreements for the remaining Cara non-executive employees include severance and retention bonus payments. The aggregate of these change-in-control, severance, and retention bonus payments will be treated as pre-Merger compensation expense of Cara and will be reflected as an increase to accrued expenses of Cara, which will be paid prior to the Anticipated Closing Date.

Related events that occurred in connection with the Merger are discussed in more detail below:

Prior to the Closing, (i) Cara transferred its operating lease to a third-party, (ii) discontinued its research and development activities, (iii) entered into an APA to sell certain of its remaining operating assets and liabilities (referred to herein as Cara’s Asset Disposition), and (iv) settled its other remaining operating assets and liabilities. Additionally, at Closing, Cara’s current Directors & Officers (D&O) policy will be fully utilized. Also prior to the Closing, Tvardi issued $28.3 million of Convertible Notes to certain of its investors. Cara’s Asset Disposition and Tvardi’s Convertible Notes are discussed in more detail below.

Asset Disposition

Cara and its subsidiary, Cara Royalty Sub, LLC, entered into an APA with CSL Vifor, pursuant to which CSL Vifor will acquire certain assets and rights for the development, manufacture and commercialization of difelikefalin, as well as certain associated liabilities (the Asset Disposition). The APA is expected to close concurrently with the close of the Merger.

Pursuant to the APA, in connection with the consummation of the Asset Disposition, CSL Vifor and HCR have agreed to enter into an amended and restated agreement to amend and replace the existing Purchase and Sale Agreement.

Additionally, pursuant to the APA, at the consummation of the Asset Disposition, Cara has agreed to pay CSL Vifor $3.0 million to compensate CSL Vifor for the estimated incremental future expenses to be incurred by CSL Vifor as a result of the transfer of the assets to be acquired and the liabilities to be assumed by it in connection with the Asset Disposition. See the section titled “Asset Sale” included in the proxy statement/prospectus for further detail.

CSL Vifor’s assumption of Cara’s liabilities refers to Cara’s “liability related to sales of future royalties and milestones, net” of $44.4 million, as included on Cara’s audited consolidated balance sheet, included in its Annual Report on Form 10-K filed with the SEC on March 11, 2025.

Pursuant to the terms of the Asset Disposition, Cara is to be released of its obligation to transfer royalty payments to HCR (as further discussed within the notes to Cara’s audited consolidated financial statements as of and for the year ended December 31, 2024, included in its Annual Report on Form 10-K filed with the SEC on March 11, 2025). In connection with Cara’s release of its $44.4 million liability, Cara will recognize a gain on the extinguishment of the related obligation. Also pursuant to the terms of the APA, as discussed above, Cara will pay CSL Vifor $3.0 million to compensate CSL Vifor for the estimated incremental future expenses to be incurred by CSL Vifor as a result of the transfer of the assets to be acquired and the liabilities to be assumed by it in connection with the Asset Disposition.

The treatment of the APA within Cara’s financial statements is still being assessed. For purposes of the pro formas, Cara has preliminarily concluded that the disposal will not qualify as discontinued operations under ASC 205.

Convertible Notes

In December 2024, Tvardi entered into a note purchase agreement to issue and sell Convertible Notes in an aggregate principal amount of $28.3 million. The Convertible Notes accrue interest at 8% per annum and mature on December 31, 2026. Tvardi accounts for the Convertible Notes using the fair value option and recorded the Convertible Notes based on their fair value upon issuance, with changes in fair value recorded in other income (expense), net in Tvardi’s statement of operations. As of December 31, 2024, Tvardi recorded a change in fair value of $1.8 million.

Upon the closing of the Merger, the outstanding balance of the Convertible Notes and all accrued interest will be automatically converted into shares of Cara common stock, at a conversion price equal to 80% of the implied valuation of the combined company common stock in the Merger. Assuming interest on the Convertible Notes is accrued through the Anticipated Closing Date of April 15, 2025, immediately prior to the Closing, the Convertible Notes and accrued interest will convert into 1,265,755 shares of Cara common stock.

2.	Basis of Presentation

The unaudited pro forma condensed combined financial information is prepared in accordance with Article 11 of SEC Regulation S-X. The adjustments presented in the unaudited pro forma condensed combined financial information have been identified and presented to provide relevant information necessary for an understanding of the combined company upon consummation of the Merger.

The unaudited pro forma condensed combined financial information is based on the assumptions and adjustments that are described in the accompanying notes. Accordingly, the pro forma adjustments are preliminary, subject to further revision as additional information becomes available and additional analyses are performed and have been made solely for the purpose of providing unaudited pro forma condensed combined financial information. Differences between these preliminary accounting conclusions and estimates and the final accounting conclusions and amounts may occur as a result of, among other reasons: (i) changes in initial assumptions in the determination of the accounting acquirer and related accounting, (ii) changes in the amount of cash used in Cara’s operations, and (iii) other changes in Cara’s assets and liabilities, which are expected to be completed prior to the Closing. These differences could have a material impact on the accompanying unaudited pro forma condensed combined financial information and the combined company’s future results of operations and financial position.

3.	Accounting Policies

During the preparation of the accompanying unaudited pro forma condensed combined financial information, Management was not aware of any material differences between Tvardi’s accounting policies and the accounting policies of Cara. Following the consummation of the Merger, Tvardi will conduct a more detailed review of Cara’s accounting policies. As a result, Tvardi may identify differences between the accounting policies of the two companies that, when conformed, could have had a material impact on the accompanying unaudited pro forma condensed combined financial information.

4.	Accounting for the Merger

The unaudited pro forma condensed combined financial information gives effect to the Merger, which will be accounted for under GAAP as an in-substance reverse recapitalization of Cara by Tvardi. The treatment as an in-substance reverse recapitalization is based on the assessment that as a result of, and following, Cara’s discontinuation of its research and development activities, Asset Disposition, and settlement of its other remaining operating assets and liabilities, on the Anticipated Closing Date, Cara is expected to have nominal operations and nominal pre-combination assets. Cara’s nominal pre-combination assets are expected to primarily be cash and cash equivalents. Under this method of accounting, Tvardi will be considered the accounting acquirer for financial reporting purposes. This determination is based on the expectations that, immediately following the Merger:

•	Tvardi stockholders will own a substantial majority of the voting rights of the combined company;

•	Tvardi will designate a majority of the initial members of the board of directors of the combined company;

•	Tvardi’s executive management team will become the management team of the combined company; and

•	The combined company will be renamed Tvardi Therapeutics, Inc. and its headquarters will be Tvardi’s current headquarters, in Houston, Texas.

As a result of Tvardi being treated as the accounting acquirer, Tvardi’s assets and liabilities will be recorded at their pre-combination carrying amounts. Cara’s assets will be measured and recognized at their fair values as of the Effective Time, which are expected to approximate the carrying value of the acquired cash and cash equivalents, with no goodwill or other intangible assets recorded. Any difference between the consideration transferred and the fair value of the assets of Cara following the determination of the actual consideration transferred for Cara will be reflected as an adjustment to additional paid-in capital. For periods prior to the Closing, the historical financial statements of Tvardi shall become the historical financial statements of the combined company.

Estimated Consideration Transferred (Purchase Price)

The estimated purchase price, which represents the consideration transferred to Cara stockholders in the Merger, is calculated based on the fair value of the common stock of the combined company that Cara stockholders will own as of the Closing of the Transaction because, with no active trading market for shares of Tvardi, the fair value of the Cara common stock represents a more reliable measure of the fair value of consideration transferred in the Merger. Accordingly, the accompanying unaudited pro forma condensed combined financial information reflects an estimated purchase price of approximately $24.5 million. The following summarizes the estimate of the purchase price to be paid in the Merger, after giving the effect to the Reverse Stock Split (in thousands, except share and per share amounts):

Common shares of the combined company owned by Cara stockholders (1)	1,550,380
Multiplied by the fair value per share of Cara common stock (2)	$15.60
Total	$24,186
Estimated fair value of assumed Cara stock-based awards based on pre-Merger service (3)	323
Total estimated purchase price	$24,509

(1)	The estimated purchase price was determined based on the number of shares of Cara common stock that Cara stockholders owned immediately prior to the closing of the Merger, after giving effect to the Reverse Stock Split. For purposes of this unaudited pro forma condensed combined financial information, the estimated number of shares represents 1,523,743 shares of Cara common stock outstanding as of December 31, 2024, 792 RSUs that vested subsequent to December 31, 2024 and 25,845 unvested RSUs outstanding as of the date of this Report, which will become vested in full upon the Closing.

(2)	The estimated purchase price is based on the closing price on The Nasdaq Capital Market on March 18, 2025, and adjusted to give the effect to the Reverse Stock Split.

(3)	Reflects the estimated acquisition-date fair value of the assumed Cara equity awards attributable to pre- Merger service expected to be outstanding as of the Effective Time. This is included as an adjustment to the unaudited pro forma condensed combined balance sheet by crediting and debiting additional paid-in capital, resulting in no impact to the unaudited pro forma condensed combined financial information.

The actual purchase price for the assets of Cara will vary based on, among other things, the Cara share price at the Closing and the number of shares of Cara common stock outstanding immediately prior to the Closing. As such, the estimated purchase price consideration reflected in the unaudited pro forma condensed combined financial information does not purport to represent what the actual purchase price consideration will be when the Merger is completed. The actual purchase price will fluctuate until the Effective Time, and the final valuation of the purchase price consideration could differ significantly from the current estimate.

5.	Shares of Cara Common Stock Issued to Tvardi Stockholders upon the Closing of the Merger

At the Closing, (i) all outstanding shares of Tvardi common stock (including shares of Tvardi common stock issued upon conversion of Tvardi convertible preferred stock) will be exchanged for shares of Cara common stock based on the Exchange Ratio of 0.1341 and (ii) all outstanding Tvardi Convertible Notes, including interest accrued through the Anticipated Closing Date, will be converted into 1,265,755 shares of Cara common stock. The estimated number of shares of Cara common stock that Cara expects to issue to Tvardi’s stockholders applies the final Cara Net Cash at the Anticipated Closing Date of $23.8 million and is determined as follows:

Shares of Tvardi common stock outstanding as of December 31, 2024	19,197,914
Tvardi stock option exercises subsequent to December 31, 2024	5,416
Shares of Tvardi common stock issued upon conversion of Tvardi convertible preferred stock, see Note 6(h)	29,555,538
Total Tvardi common stock outstanding prior to the closing of the Merger	48,758,868
Exchange Ratio	0.1341
Shares of Tvardi common stock outstanding before the conversion of Tvardi's Convertible Notes	6,539,393
Shares of Cara common stock issued upon conversion of Tvardi 's Convertible Notes, see Note 6(l)	1,265,755
Shares of Cara common stock issued to Tvardi stockholders upon closing of the Merger	7,805,148

In addition, in connection with the Merger, Cara will assume all of the outstanding options to acquire Tvardi common stock and such stock options will become exercisable for shares of Cara common stock following the Merger.

6.	Adjustments to Unaudited Pro Forma Condensed Combined Balance Sheet as of December 31, 2024

The pro forma notes and adjustments, based on estimates that could change materially as additional information is obtained, are as follows:

Pro forma notes:

6(A) Derived from the audited consolidated balance sheet of Cara as of December 31, 2024

6(B) Derived from the audited balance sheet of Tvardi as of December 31, 2024

Pro forma Balance Sheet Transaction Accounting Adjustments:

Transaction Accounting Adjustments — Asset Disposition and Other Adjustments

6(a)	To reflect, pursuant to the terms of the APA, the (i) derecognition of Cara’s $44.4 million “liability related to sales of future royalties and milestones, net” as the related obligation will be transferred to a third-party, (ii) the sale of Cara’s inventory, and (iii) payment of $3.0 million to compensate CSL Vifor for the estimated incremental future expenses to be incurred by CSL Vifor as a result of the transfer of the assets to be acquired and the liabilities to be assumed by it in connection with the Asset Disposition. The offset to accumulated deficit primarily reflects a gain related to the extinguishment of Cara’s prior obligation.

6(b)	To reflect the receipt of cash and reduction of receivables of $4.5 million prior to the closing of the Merger.

6(c)	To reflect the derecognition of Cara’s prepaid expenses of $0.5 million, consisting of $0.1 million of prepaid insurance related to Cara’s current D&O policy that will be fully utilized at Closing, prepaid R&D clinical costs of less than $0.1 million, and other prepaid costs of $0.4 million, as these amounts will either be written-off or fully amortized at the Closing.

6(d)	To reflect the payment of $4.0 million of Cara’s accounts payable and accrued expenses, consisting of $1.9 million of accrued professional fees, $1.4 million of accounts payable, $0.6 million of accrued compensation and benefits, and $0.1 million of accrued research projects before the Closing.

Transaction Accounting Adjustments — Reverse Merger

6(e)	To reflect estimated transaction costs of $4.0 million, not yet reflected in the historical financial statements of Cara, which are expected to be incurred by Cara in connection with the Merger, such as advisory, legal, accounting, auditing, and other professional fees as an increase in accrued expenses of $4.0 million and a corresponding increase in accumulated deficit in the unaudited pro forma condensed combined balance sheet. This estimate may change as additional information becomes known.

6(f)	To reflect estimated incremental compensation expense of $4.8 million related to severance, retention, and change-in-control payments resulting from (i) pre-existing employment agreements or severance plan arrangements for executives and (ii) retention agreements for non-executive employees that were agreed upon prior to the Merger that had not yet been paid or fully accrued for as of December 31, 2024. As these costs are expected to be paid prior to the Closing, the $4.8 million is recorded as decrease to cash and cash equivalents and an increase to accumulated deficit in the unaudited pro forma condensed combined balance sheet as of December 31, 2024.

6(g)	To reflect (i) estimated transaction costs of $2.1 million incurred by Tvardi in connection with the Merger, such as advisory, legal and auditor fees as an increase in accrued expenses of $2.1 million, (ii) the derecognition of the deferred offering costs of $2.8 million included in the historical financial statements, and (iii) a reduction to additional paid-in capital of $4.9 million in the unaudited pro forma condensed combined balance sheet. As the Merger is accounted for as a reverse recapitalization equivalent to the issuance of equity for the net assets of Cara, these direct and incremental costs are treated as a reduction of the net proceeds received within additional paid-in capital.

6(h)	To reflect the automatic conversion, on a one-to-one basis, of all outstanding shares of Tvardi convertible preferred stock, with a carrying amount of $85.5 million, into 29,555,538 shares of Tvardi common stock immediately prior to the Merger. Tvardi convertible preferred stock outstanding immediately prior to the Closing was comprised of the following:

Tvardi Convertible Preferred Stock
Series A Preferred Stock	9,499,999
Series B Preferred Stock	20,055,539
Total shares of Tvardi convertible preferred stock converted to shares of Tvardi common stock immediately prior to the merger	29,555,538

6(i)	To reflect the Reverse Stock Split.

6(j)	To reflect the accelerated vesting of 26,637 of Cara’s RSUs, after giving effect to the Reverse Stock Split, upon the Closing pursuant to the terms of the Merger Agreement, an increase in compensation expenses of approximately $0.1 million and a decrease in additional paid-in capital of $0.1 million.

6(k)	To reflect the recapitalization of Tvardi, pursuant to the Merger Agreement, through the contribution of 48,758,868 shares of Tvardi common stock (see Note 5), and the issuance of 7,805,148 shares of Cara common stock, reflecting the Exchange Ratio of 0.1341 and including the issuance of common stock upon the conversion of the Convertible Notes, and to reflect the derecognition of the accumulated deficit of Cara which is reversed to additional paid-in capital.

The derecognition of accumulated deficit of Cara of $723.6 million is determined as follows (in thousands):

Accumulated deficit of Cara as of December 31, 2024	$(755,612)
Gain in connection with extinguishment of liability related to sales of future royalties and milestones, see Note 6(a)	41,448
Derecognition of prepaid expenses, See Note 6(c)	(529)
Transaction costs of Cara, see Note 6(e)	(3,986)
Compensation expense related to change-in-control, severance, bonus, and retention payments, see Note 6(f)	(4,817)
Acceleration of Cara RSUs upon closing of the Merger, see Note 6(j)	(96)
Total adjustment to derecognize the accumulated deficit of Cara	$(723,592)

6(l)	To reflect an (i) incremental fair value adjustment of $7.3 million on the Convertible Notes, reflecting the 20% discount of the Convertible Notes and accrued interest immediately prior to the conversion and (ii) the issuance of 1,265,755 shares of Cara common stock, pursuant to the terms of the Convertible Notes, described in Note 1. The incremental change in the fair value of the Convertible Notes of $7.3 million is adjusted for pro forma purposes through accumulated deficit as of December 31, 2024.

7.	Adjustments to Unaudited Pro Forma Condensed Combined Statement of Operations for the Year Ended December 31, 2024

The pro forma notes and adjustments, based on estimates that could change materially as additional information is obtained, are as follows:

Pro forma notes:

7(A) Derived from the audited consolidated statement of operations and comprehensive loss of Cara for the year ended December 31, 2024

7(B) Derived from the audited statement of operations of Tvardi for the year ended December 31, 2024

Tvardi did not record any provision or benefit for income taxes during the year ended December 31, 2024 because Tvardi incurred a pre-tax loss in 2024 and maintains a full valuation allowance on its deferred tax assets. Cara incurred a pre-tax loss in 2024 and maintains a full valuation allowance on its deferred tax assets but did record a $0.4 million benefit for income taxes during the year ended December 31, 2024 related to its exchange of its research and development tax credit incurred during the year ended December 31, 2023. The recognition of the $0.4 million tax benefit did not have a material impact to Cara’s effective tax rate or its audited consolidated financial statements for the year ended December 31, 2024. As of December 31, 2024, Cara had no unrecognized tax benefits. Accordingly, no pro forma adjustments have an impact on associated income tax.

Pro forma Statement of Operations Transaction Accounting Adjustments:

Transaction Accounting Adjustments — Asset Disposition and Other Adjustments

7(a)	To reflect the derecognition of Cara’s prepaid expenses of $0.5 million, consisting of $0.1 million of prepaid insurance related to Cara’s current D&O policy that will be fully utilized at Closing, prepaid R&D clinical costs of less than $0.1 million, and other prepaid costs of $0.4 million, assuming the adjustment made in Note 6(c) was made on January 1, 2024.

7(b)	To reflect (i) a gain of $41.4 million representing the transfer of Cara’s obligation related to its “liability related to sales of future royalties and milestones, net” to a third-party, CSL Vifor, net of $3.0 million paid to compensate CSL Vifor for the estimated incremental future expenses to be incurred by CSL Vifor as a result of the transfer of the assets to be acquired and the liabilities to be assumed by it in connection with the Asset Disposition, pursuant to the APA and (ii) the corresponding derecognition of Cara’s “non-cash interest expense on liability related to sales of future royalties and milestones,” both assuming the adjustment made in Note 6(a) was made on January 1, 2024.

The pro forma adjustment also eliminates Cara’s revenue and cost of goods sold recognized in the historical financial statements, assuming that the APA was signed on January 1, 2024, as Cara’s revenue and costs of goods sold are directly related to difelikefalin, the rights to which will be sold to a third-party in connection with the APA. Cara’s “non-cash interest expense on liability related to sales of future royalties and milestones” is also eliminated in this pro forma adjustment since, as discussed above, the related obligation is being transferred to a third-party.

Transaction Accounting Adjustments — Reverse Merger

7(c)	To reflect the estimated incremental compensation expense of $4.8 million related to severance, retention, and change-in-control payments recorded in general and administrative expenses, resulting from (i) pre-existing employment agreements or severance plan arrangements for executives and (ii) retention agreements for non-executive employees that were agreed upon prior to the Merger that had not yet been paid or fully accrued for as of December 31, 2024, assuming that the adjustment described in Note 6(f) was made on January 1, 2024.

7(d)	To reflect Cara’s estimated advisory, legal, audit, and other costs related to the Merger, including the estimated D&O tail policy, that were not recorded in its historical financial statements as an increase to general and administrative expenses in the unaudited pro forma condensed combined statement of operations for the year ended December 31, 2024, assuming that the adjustment described in Note 6(e) was made on January 1, 2024. The D&O tail policy is recorded as an increase to general and administrative expenses in the unaudited pro forma condensed combined statement of operations as most of Cara’s directors and officers will not continue as directors and officers in the post-combination entity and therefore the D&O tail policy does not represent any future benefit for the post-combination entity.

7(e)	To reflect Cara’s increase in compensation expense of $0.1 million due to the accelerated vesting of 26,637 RSUs, after giving effect to the Reverse Stock Split, in the unaudited pro forma condensed combined statement of operations for the year ended December 31, 2024, assuming that the adjustment described in 6(j) was made on January 1, 2024.

7(f)	To reflect the incremental change in fair value related to Tvardi’s Convertible Notes that is recorded in the unaudited pro forma condensed combined statement of operations for the year ended December 31, 2024, assuming that the adjustment described in Note 6(l) was made on January 1, 2024.

7(g)	The pro forma combined basic and diluted net loss per share has been adjusted to reflect the pro forma net loss for the year ended December 31, 2024. In addition, the number of shares used in calculating the pro forma combined basic and diluted net loss per share has been adjusted to reflect the estimated total number of shares of common stock of the combined company for the respective periods. For the year ended December 31, 2024, the pro forma weighted-average shares have been calculated as follows:

December 31, 2024
Basic and Diluted
Historical weighted-average number of Tvardi common stock outstanding	19,193,932
Tvardi stock option exercises subsequent to December 31, 2024	5,416
Impact of Tvardi convertible preferred stock assuming conversion as of January 1, 2024, see Note 6(h)	29,555,538
Application of Exchange Ratio to historical Tvardi weighted-average shares outstanding	0.1341
Adjusted Tvardi weighted-average number of common stock outstanding	6,538,858
Impact of Convertible Notes assuming consummation of the Merger as of January 1, 2024, see Note 6(l)	1,265,755
Historical weighted-average number of Cara common stock outstanding (1)	1,520,912
Equity awards subject to outstanding Cara RSUs that fully vest upon consummation of the merger (2)	26,637
Pro forma combined weighted average number of common stock outstanding	9,352,162

(1)	Represents the historical weighted-average number of Cara common stock outstanding, after giving effect to the Reverse Stock Split.

(2)	Represents the total Cara RSUs expected to be included in common stock outstanding as of the Closing, after giving effect to the Reverse Stock Split, which includes 792 RSUs that vested subsequent to December 31, 2024 and 25,845 unvested RSUs outstanding as of the date of this Report, which will become vested in full upon the Closing.